Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:                           Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin-Investor/Media Relations
Berns Communications Group
(212) 994-4660

THE TALBOTS, INC. TO HOST CONFERENCE CALL

COMMENTING ON FINANCING ARRANGEMENTS AND 2008 OUTLOOK

Hingham, MA, April 17, 2008 – The Talbots, Inc. (NYSE: TLB) invites investors to a conference call to discuss the Company’s financing arrangements and 2008 outlook.  The conference call will take place on Friday, April 18, 2008 at 9:00 a.m. Eastern Time. In order to participate in the conference call, please dial 866-336-2423 approximately 10 minutes prior to the scheduled time and give the passcode "TLB". Participating in the call will be Trudy Sullivan, President and Chief Executive Officer, and other members of the senior management team.

The call, which will last approximately one hour, will also be broadcast live at www.thetalbotsinc.com/ir/ir.asp.  An archive will be available online shortly after the completion of the call for a period of twelve months.  To listen to a replay of the call, please dial (800) 642-1687 passcode 44416870.

The Talbots, Inc. is a leading international specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates a total of 1,414 stores in

47 states, the District of Columbia, Canada and the U.K., with 1,139 stores under the Talbots brand name and 275 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The webcast referred to in this notice will contain forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “guidance,” or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are made as of the date of the webcast only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct.  Actual results may differ materially from our forward-looking statements.  The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of the webcast, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following the webcast which modify or impact any of the forward-looking statements contained in or accompanying the webcast will be deemed to modify or supersede such statements in or accompanying the webcast.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks:  the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; continued ability to purchase merchandise on open account purchase terms at expected levels; ability to replace the Company’s letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time to fund cash needs; the Company’s ability to reduce any cash spending if needed; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.